LIMITED POWER OF ATTORNEY
                   NUCOR CORPORATION FORM 10-K ANNUAL REPORTS


KNOW ALL MEN BY THESE PRESENTS:

         That I, James D. Hlavacek , the grantor, do by these presents hereby make, constitute and appoint F. Kenneth Iverson and Samuel Siegel , or either of them, true and lawful attorneys-in-fact for me and in my name, place and stead, to sign my name in the capacity stated and where required to all Form 10-K Annual Reports of Nucor Corporation (commencing with the Report for calendar year 1995 ) filed with the Securities and Exchange Commission, and any and all amendments thereto.

         Granting and giving unto my attorneys-in-fact authority and power to do and perform any and all other acts necessary or incident to the performance and execution of the powers herein expressly granted, with power to do and perform all acts authorized hereby, as fully as to all intents and purposes as I, the grantor, might or could do if personally present, with full power of substitution.

         IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of March , 1996 .

                                                               JAMES D. HLAVACEK

STATE OF   North Carolina    )
                             )ss:
COUNTY OF   Mecklenburg      )


         I, Joan L. Davis , a Notary Public in and for the state and county aforesaid, do hereby certify that James D. Hlavacek , the grantor of the foregoing Limited Power of Attorney, bearing date on the 28th day of March , 1996 , personally appeared before me in this jurisdiction, being personally well known to me as the person who executed the said instrument, and acknowledged the same to be the act and deed of the grantor.

         Given under my hand and seal this   28th   day of   March  ,  1996 .


                                                JOAN L. DAVIS
                                         NOTARY PUBLIC

                                         My commission expires:

                                                July 15, 2000



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